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EXHIBIT 2
                AGREEMENT FOR PURCHASE AND SALE OF STOCK

          This agreement (the "Agreement") is entered into as of January 16, 1998, between Lindberg Corporation, a Delaware corporation (the "Buyer"), and the stockholders of Industrial Steel Treating Co., a California corporation (the "Company") set forth on the signature page(s) of this Agreement (the "Sellers").

          The Sellers wish to sell all of the issued and outstanding shares of capital stock (the "Stock") of the Company to Buyer and Buyer is willing to buy the Stock on the terms and conditions set forth in this Agreement.

          The Buyer and the Sellers agree as set forth below.

          1.   Purchase and Sale; Purchase Price; Closing.
               ------------------------------------------

          (a) On the Closing Date (as hereinafter defined) the Sellers will sell, transfer and assign to Buyer and Buyer will purchase all of the Stock.

          (b) The purchase price for the Stock to be paid at Closing will be $11,250,000, less any interest-bearing debt of the Company ("Debt") on the Closing Date.

          (c) On the Closing Date, the Sellers shall deliver to Buyer certificates evidencing all of the Stock, endorsed in blank or accompanied by executed stock powers, and Buyer shall deliver certified or cashier's checks or wire transfers in payment of the purchase price, payable to the order of the Sellers, in the amounts shown on the signature page(s) of this Agreement (reduced proportionately for any Debt). Upon such payment, Buyer shall be returned all sums held under the Escrow Agreement dated December 2, 1997 to which Buyer and the Company are parties. The closing shall be held at the office of Arter & Hadden LLP, 5959 Topanga Canyon Boulevard, Suite 244, Woodland Hills, California 91367, at 10:00 a.m., local time, on January 16, 1998 (the "Closing Date") but shall be effective as of January 5, 1998.

          2.   Representations and Warranties of Sellers.
               -----------------------------------------

          (a) Gary L. Colbert, Guy Colbert, Ty Chris Colbert, Brad Colbert and Jeffrey Colbert jointly and severally represent and warrant to the Buyer that (i) the Company is a corporation duly organized and validly existing under the laws of the State of California, with full power and authority to own its assets and to operate its business as the same is now being operated; (ii) the Company has no subsidiaries;
(iii) on the date hereof, the Company's authorized capital stock consists of 10,000 shares of non-voting common stock and 100 shares of voting common stock, of which 2,868 shares of non-voting and 10 shares of voting common stock are issued and outstanding, and there are no outstanding options, warrants or other rights to purchase any stock or any other capital stock of the Company; and (iv) all shares constituting the Stock have been validly authorized and issued and are fully paid and non-assessable.

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          (b)  Each Seller severally represents and warrants to the
Buyer that (i) he, she or it is the owner of record and beneficially of the number of shares of the Stock set forth opposite his, her or its name on the signature page hereof and that delivery of certificates for such Stock will vest in Buyer good and valid title to such Stock, free and clear of any liens, claims, encumbrances or security interests; and
(ii) the execution and performance by such Seller of this Agreement will not result in a breach of or constitute a default under any agreement or instrument to which such Seller is a party or by which such Seller is bound.

          3.   Representations and Warranties of Buyer.  The Buyer
               ---------------------------------------
represents and warrants as follows to the Sellers:

          (a) The Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware.

          (b) Prior to the Closing Date, this Agreement and the transactions by the Buyer contemplated herein will have been duly and validly authorized by all necessary corporate action on the part of the Buyer.

          (c) The execution and performance of this Agreement by the Buyer will not result in a breach of or constitute a default under the certificate of incorporation or bylaws of the Buyer, or any agreement or instrument to which the Buyer is a party or by which it is bound.

          4.   Conditions of Buyer's Obligations.  The obligations of
               ---------------------------------
the Buyer hereunder are subject to satisfaction on or prior to the Closing Date of the following conditions:

          (a) The Buyer shall have received a certificate signed by Gary L. Colbert, Guy Colbert, Ty Chris Colbert, Brad Colbert and Jeffrey Colbert, which shall state (i) the amount of Debt, (ii) that since October 31, 1997, the Company has not declared or paid any dividend or made any other distribution on or with respect to its capital stock except distributions to pay taxes not exceeding $60,000 in the aggregate and the distribution of a life insurance policy and (iii) that since October 31, 1997, the Company has not paid any bonus other than those accrued through October 31, 1997 as reflected in the Company's financial statements at that date, or increased the rate of compensation of any employee (other than increases aggregating no more than $1,000 per month) or entered into any employment contract.

          (b) Gary L. Colbert shall have entered into a Consulting and Non-Competition Agreement with the Buyer substantially in the form of schedule 4(b) attached hereto.

          (c) The spouses of the Sellers shall have signed and delivered to Buyer a Spousal Consent, substantially in the form of schedule 4(c) attached hereto, to the execution and delivery of this Agreement.

          (d) The Buyer shall have received an opinion of Arter & Hadden LLP, counsel for the Company, to the effect that:

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               (i)  The Company is a corporation validly organized
     and validly existing in good standing under the laws of the State of California, with corporate power to own its assets and conduct its business.

               (ii) The number of authorized and issued shares of capital stock of the Company is as represented in section 2(a) of this Agreement and said shares have been validly authorized and are validly issued, fully paid and non-assessable.

               (iii) Such counsel is not aware, based in part upon a factual certificate of an officer of the Company, of any claim, action, suit or proceeding pending or threatened against the Company before any court or governmental agency other than as specified therein.

          5.   Conditions of Sellers' Obligations.  The obligations of
               ----------------------------------
the Sellers are subject to the conditions that the representations and warranties set forth in section 3 hereof shall be true and correct on the Closing Date as though made on and as of such date, and that the Buyer shall have performed all agreements required to be performed by it on or prior to such date. The Sellers shall have received a certificate to this effect signed by an officer of the Buyer.

          6.   Additional Agreements of Sellers.
               --------------------------------

          (a) Between the date hereof and the Closing Date, Sellers shall use their reasonable efforts to preserve intact the business organization of the Company, to keep available to Buyer the services of the Company's present employees, and to preserve its business relationships with suppliers, customers, and others with whom it has business dealings.

          (b) Between the date hereof and the Closing Date, the Seller will cause the Company to afford to representatives of Buyer access, after reasonable notice, at reasonable times during normal business hours, to the Company's facilities, books and records.

          7.   Survival.  The representations and warranties set forth
               --------
in Sections 2, 3 and 8 shall survive the consummation of the transactions herein contemplated.

          8.   Brokerage.  Each party hereto represents that such party
               ---------
has incurred no liabilities for finders' or brokers' fees in connection with the transactions provided for herein.

          9.   Expenses.  Each of the parties to this Agreement shall
               --------
pay the fees of such party's attorneys and such party's other expenses in connection with this Agreement, except that the fees and costs of TG Business Consulting and Arter & Hadden LLP shall be paid by the Company (not to exceed $130,000 in the aggregate).

          10.  Nondisclosure.  Without the consent of all parties
               -------------
hereto, no party hereto will, prior to the Closing Date, disclose this Agreement or any transaction contemplated hereby to the public or to any third party except to such party's attorneys and accountants, and officers, directors and employees of the Company and Buyer and except as may be required by law.

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          11.  Entire Agreement; Binding Effect; etc.  This Agreement
               --------------------------------------
(including any other agreements entered into pursuant to the terms hereof) constitutes the final and complete agreement of the parties, supersedes all prior oral or written agreements, and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors, and assigns. This Agreement may be amended or modified only in a writing signed by the parties. If any provision of this Agreement is invalidated, it shall not operate to invalidate any other provision. This Agreement may be signed in two or more counterparts, each of which shall constitute an original hereof.

          12.  Notices.  All notices given hereunder shall be in
               -------
writing. Notices to Sellers shall be directed to them c/o Gary L. Colbert, Industrial Steel Treating Co., 3370 Benedict Way, Huntington Park, California 90255 (phone, 213-583-1231; fax, 213-583-1255).
Notices to Buyer shall be directed to it at 6133 North River Road, Suite 700, Rosemont, Illinois 60018, attention Chief Executive Officer (phone, 847-823-2021; fax, 847-823-0795). Any party may designate a new address by notice so given. Notices shall be effective when delivered.

          13.  Governing Law.  This Agreement shall be governed by and
               -------------
construed in accordance with the internal law of the State of Illinois applicable to contracts made and to be performed in that state.

          The parties are executing this Agreement as of the date shown in the first paragraph hereof.

                                   LINDBERG CORPORATION



                                   By  /s/ Stephen S. Penley
                                     -----------------------
                                         (Vice) President

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                                    SELLERS


  Name              Signature            No. of Shares    Purchase Price
  ----              ---------            -------------    --------------


Jeff Bell           /s/ Jeff Bell                42.00     $  164,175.94
                    ---------------------
Brad Colbert        /s/ Brad Colbert            451.67      1,765,555.89
                    ---------------------
Gary L. Colbert     /s/ Gary L. Colbert         903.33      3,531,072.69
                    ---------------------
Gary Dean Colbert   /s/ Gary Dean Colbert        13.00         50,816.36
                    ---------------------
Gregg Colbert       /s/ Gregg Colbert            13.00         50,816.36
                    ---------------------
Guy Colbert         /s/ Guy Colbert             451.67      1,765,555.89
                    ---------------------
Jason Colbert       /s/ Jason Colbert            13.00         50,816.36
                    ---------------------
Jeffrey Colbert     /s/ Jeffrey Colbert         451.67      1,765,555.89
                    ---------------------
Tammy Kady          /s/ Tammy Kady               13.00         50,816.36
                    ---------------------
Tawni Colbert       /s/ Tawni Colbert            13.00         50,816.36
                    ---------------------
Ty Chris Colbert    /s/ Ty Chris Colbert        451.67      1,765,555.89
                    ---------------------
John Nettleton      /s/ John Nettleton           42.00        164,175.94
                    ---------------------
Shaun Radford       /s/ Shaun Radford             6.00         23,453.72
                    ---------------------
Kevin Tucker        /s/ Kevin Tucker             13.00         50,816.36
                    ---------------------      -------    --------------

                    Total                      2878.01    $11,250,000.00